UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-00595
Washington, D.C. 20549	Expires: January 31, 2008
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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )
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Filed by a Party other than the Registrant |_|

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Outback Steakhouse, Inc.
(Name of Registrant as Specified In Its Charter)
________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OUTBACK STEAKHOUSE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 27, 2005

Notice is hereby given that the Annual Meeting of Stockholders of OUTBACK STEAKHOUSE, INC. (the "Company") will be held at the A la Carte Event Pavilion, 4050-B Dana Shores Drive, Tampa, Florida 33634, on Wednesday, April 27, 2005 at 10:00 A.M., Tampa time, for the following purposes:

1.	To elect four directors, three to serve for a term of three years and one to serve for a term of two years, and until his or her successor is duly elected and qualified;

2.
To approve an amendment and restatement of the Company's Managing Partner Stock Plan ("Plan"). The amendment allows for the grant of shares of restricted Common Stock under the Plan, but does not increase the number of shares under the Plan ; and

3.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 4, 2005 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

By Order of the Board of Directors

March 31, 2005	Joseph J. Kadow
Secretary

An admission ticket is attached to the accompanying proxy card. The admission ticket is required for admission to the meeting. Shareholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. In addition, each shareholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras (including cellular phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

Stockholders are urged to complete, date and sign the enclosed proxy and return it in the enclosed postage-paid envelope.

OUTBACK STEAKHOUSE, INC.

PROXY STATEMENT

This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of OUTBACK STEAKHOUSE, INC., a Delaware corporation (the "Company"), to be held on Wednesday, April 27, 2005 at 10:00 A.M., Tampa time, at the A la Carte Event Pavilion, 4050-B Dana Shores Drive, Tampa, Florida 33634, and at any adjournment or postponement of the meeting ("Annual Meeting"). This solicitation is being made by the Board of Directors. The Notice of Annual Meeting, this statement and the accompanying proxy, together with the Company's Annual Report to Stockholders for the year ended December 31, 2004, are first being sent to stockholders on or about March 31, 2005.

The close of business on March 4, 2005 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At that date, the Company had outstanding 73,802,513 shares of Common Stock, $.01 par value ("Common Stock"), each of which will be entitled to one vote.

GOVERNANCE OF THE COMPANY

On January 28, 2004, the Board of Directors (the "Board") adopted Corporate Governance Guidelines. The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee (collectively, the "Committees"). The Corporate Governance Guidelines and the charters for each Committee of the Board may be viewed in full text on the Company's website located at: http://www.outback.com/companyinfo/corporategovernance.asp. In addition, the Board adopted a Code of Ethics for Senior Financial Officers and a Code of Business Conduct and Ethics for its directors, officers and employees. These Codes may also be viewed in full text on the Company's website located at: http://www.outback.com/companyinfo/corporategovernance.asp.

Independence of Directors

Effective as of the Annual Meeting and assuming the election of the nominees, the Board will consist of ten (10) persons, of whom a majority is independent. The Board has determined that the following six directors have no material relationship with the Company and satisfy the requirements to be considered "independent" as defined in the applicable rules of the New York Stock Exchange ("NYSE"): John A. Brabson, Jr., William R. Carey, Jr., Debbi Fields, General (Ret) Tommy Franks, Thomas A. James and Toby S. Wilt. The Board has determined that Thomas A. James is an Audit Committee Financial Expert within the meaning of Item 401 (h) of Regulation S-K of the Securities Exchange Act of 1934 (the "Exchange Act"). See "Certain Relationships and Related Transactions" for further information.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee during 2004 were Messrs. Brabson, Carey and Wilt. Mr. Brabson serves as Chairman of the Nominating and Corporate

Governance Committee. The primary duties and responsibilities of the Nominating and Corporate Governance Committee are to determine (in consultation with the full Board) the desired skills and characteristics for Board members as well as the composition of the Board as a whole; make recommendations to the Board regarding all nominees for Board membership and recommend to the Board a slate of nominees for election at the Annual Meeting of stockholders; recommend to the Board directors to serve on the Board's Committees and as Chairpersons of the Committees; develop and oversee annual performance reviews of the Board and its Committees; evaluate potential successors to the position of CEO and oversee succession planning; review and assess the adequacy of the Corporate Governance Guidelines and advise the Board on corporate governance matters.

In evaluating and selecting nominees for Board membership, the Nominating and Corporate Governance Committee considers the nominee's qualification as independent and the diversity, age, skill and experience of the nominee in the context of the needs of the Board as a whole. The Committee conducts searches for prospective Board members and may consider candidates proposed by directors, the CEO and other members of management. The Committee selects nominees who have the highest personal and professional integrity, demonstrated exceptional ability and judgment and whom the Committee believes will be effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the stockholders.

The Committee will consider candidates submitted by stockholders, directors, officers, third party search firms and other sources, all of who will be evaluated by applying the criteria described above. The Committee received the recommendation that General (Ret) Tommy Franks be considered as a director nominee from an executive officer of the Company. General Franks met all of the criteria to be nominated for election as a director. The Nominating Committee did not receive any candidate submissions from stockholders during the year 2004. The Committee will consider individuals submitted by stockholders for nomination as a director in accordance with the procedures described under "Stockholder Proposals and Nominations."

The Company's non-management directors meet at regularly scheduled executive sessions without management. Ms. Fields has been designated as the Lead Independent Director and presides over these executive sessions.

ELECTION OF DIRECTORS

The Board has fixed the number of directors of the Company, pursuant to the Company's Bylaws, at 10. The 10 directors are divided into one class of four directors and two classes of three directors. At the meeting, the stockholders will vote on the election of the four nominees named below. To maintain the proper number of directors in each class, if elected three of the nominees will serve for a term of three years and one nominee will serve for a term of two years, and until his or her successor is duly elected and qualified. A plurality of the shares of Common Stock present in person or represented by proxy at the meeting is required for the election of directors. Consequently, the four nominees who receive the greatest number of votes will be elected as directors of the Company. Common Stock represented by proxies appointed by the Board, unless otherwise specified on the proxy card, will be voted for the election of the four nominees named below. Abstentions and broker non-votes will not count for or against any nominee for director.

The following information identifies the persons nominated for election as a director and each director of the Company whose term of office will continue after the meeting.

Nominees for Election at the Annual Meeting

		Director	Term
Name	Age	Since	Expires

Robert D. Basham . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	57	1991	2008
W. R. Carey, Jr. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	57	1992	2008
General (Ret) Tommy Franks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	59	2005	2007
Toby S. Wilt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	60	1997	2008

Robert D. Basham . . . . . . . . . . .
Founder and Chief Operating Officer of the Company from its formation in 1991 until March 2005, at which time he resigned as Chief Operating Officer and was appointed Vice Chairman. Mr. Basham is a director of MarineMax, Inc., a recreational boat dealer.

W. R. Carey, Jr. . . . . . . . . . . . . .
President and Founder of Corporate Resource Development, a sales and marketing consulting and training firm, since 1981. Mr. Carey is a director of Kforce, Inc., a national provider of professional and technical specialty staffing services.

General (Ret) Tommy Franks . .
President of Franks & Associates, LLC., a private consulting firm, since 2003. General Franks served in the United States Army from 1966 to 2003. In August 2003, he retired as a four star general after commanding Operation Enduring Freedom in Afghanistan and Operation Iraqi Freedom in Iraq.

Toby S. Wilt . . . . . . . . . . . . . . . .
Chairman of Christie Cookie Company, a privately owned gourmet cookie manufacturer, retailer and wholesaler, since 1989, and President of TSW Investment Company, a privately owned investment company, since 1987. Mr. Wilt is a director of 1st Source Corporation, a registered bank holding company, and TLC Vision Corp, a diversified healthcare service company whose primary business is eye care.

Directors Whose Terms Will Continue After the Annual Meeting

		Director	Term
Name	Age	Since	Expires

John A. Brabson, Jr. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	64	1992	2007
Debbi Fields . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	48	1996	2006
Thomas A. James . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	62	2002	2006
Robert S. Merritt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	53	1992	2006
Lee Roy Selmon . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	50	1994	2007
Chris T. Sullivan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	57	1991	2006

John A. Brabson, Jr. . . . . . . . . .
Partner, Everest Partners, LLC, a real estate development company, and President of Brabson Investments, Inc., a privately owned investment company, since January 2000. From 1996 to January 2000, Mr. Brabson served as Chairman of the Board of Lykes Bros. Inc., a privately owned diversified agricultural company. From 1990 to 1996, Mr. Brabson served as Chairman, Chief Executive Officer and President of Peoples Gas System, Inc.

Debbi Fields . . . . . . . . . . . . . . . .	Founder of Mrs. Fields, Inc., an international franchisor and operator of retail dessert stores, serving as Chairman of the Board from 1992 to 1996.

Thomas A. James . . . . . . . . . . . .
Chairman and Chief Executive Officer of Raymond James Financial, Inc., a financial services company, since 1983, and Chief Executive Officer of its subsidiary, Raymond James and Associates, Inc., since 1969.

Robert S. Merritt . . . . . . . . . . . .	Senior Vice-President, Chief Financial Officer and Treasurer of the Company since 1991.

Lee Roy Selmon . . . . . . . . . . . .
President of University of South Florida ("USF") Foundation Partnership for Athletics, since February 2004. USF is a state university. From May 2001 to February 2004, Mr. Selmon was the Director of Athletics for USF. From 1993 to May 2001, Mr. Selmon served as Associate Athletic Director for External Affairs, University of South Florida. Mr. Selmon is a director of First National Bankshares of Florida, Inc., a national banking association.

Chris T. Sullivan . . . . . . . . . . . .	Founder and Chairman of the Company since its formation in 1991. Chief Executive Officer of the Company from 1991 until March 2005.

In 2004, the Board held four meetings. The standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee held 12, two and four meetings, respectively, during 2004. Each director attended 75% or more of the aggregate number of Board meetings and committee meetings on which such director served. The Company schedules a meeting of the directors immediately following the Annual Meeting and expects all directors to attend the Annual Meeting. All directors attended the April 21, 2004 Annual Meeting.

The members of the Audit Committee during 2004 were Messrs. Brabson, Carey, James and Wilt (until April 21, 2004). Mr. James serves as Chairman of the Audit Committee, replacing Mr. Carey as Chairman as of April 21, 2004. The Audit Committee is responsible for appointing the Company's independent auditors and reviewing their audit plans, evaluating the adequacy of and monitoring compliance with the Company's accounting policies and reviewing the Company's annual financial statements. The Board of Directors has adopted the Audit Committee Charter, which was provided to stockholders as an attachment to the Proxy Statement for the 2004 Annual Meeting.

The members of the Compensation Committee during 2004 were Ms. Fields and Messrs. Bridges (until April 21, 2004), James (commencing April 21, 2004) and Wilt (commencing April 21, 2004). Mr. Wilt serves as Chairman of the Compensation Committee, replacing Mr. Selmon as of April 21, 2004. The Compensation Committee is responsible for establishing the compensation of executive officers, administers the Company's Amended and Restated Stock Plan and the Company's Managing Partner Stock Option Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table describes the beneficial ownership of the Company's Common Stock as of March 4, 2005 (except as noted) by each person known to the Company to beneficially own more than five percent of the Company's Common Stock, each director, each nominee for election as a director, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group.
	Amount	Percent
	Beneficially	of
Name of Beneficial Owner	Owned (1)	Class
Chris T. Sullivan (2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2,792,624	3.78%
Robert D. Basham (3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4,415,704	5.98%
J. Timothy Gannon (4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1,465,303	1.99%
Robert S. Merritt (5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	683,531	*
A. William Allen III (6) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	100,000	*
Paul E. Avery (7) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	439,000	*
John A. Brabson, Jr. (8) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	37,034	*
W. R. Carey, Jr. (9) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	45,000	*
Debbi Fields (10) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	625	*
General (Ret) Tommy Franks . . . . . . . . . . . . . . . . . . . . . . . . . . . .	0	*
Thomas A. James (11) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	36,361	*
Joseph J. Kadow (12) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	100,000	*
Benjamin P. Novello (13) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	111,961	*
Nancy Schneid (14) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	200,526	*
Lee Roy Selmon (15) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	0	*
Steven T. Shlemon (16) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	301,608	*
Toby S. Wilt (17) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	75,000	*
Capital Research and Management Company (18) . . . . . . . . . . . .	7,131,500	9.66%
FMR Corp. (19) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	7,037,846	9.54%
JP Morgan Chase & Co. (20) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4,078,046	5.53%

All directors and executive officers as a group (16 persons) . . . .	10,804,277	14.64%
---------------------------------
*Less than one percent.

(1)	The named stockholders have sole voting and dispositive power with respect to all shares shown as being beneficially owned by them, except as otherwise indicated.

(2)
Includes 2,762,934 shares owned by CTS Equities, Limited Partnership, an investment partnership ("CTSLP"). Mr. Sullivan is a limited partner of CTSLP and the sole member of CTS Equities, LLC, the sole general partner of CTSLP. Also includes 2,568 shares owned by Mr. Sullivan's children for whom Mr. Sullivan serves as custodian.

(3)
Includes 2,924,378 shares owned by RDB Equities, Limited Partnership, an investment partnership ("RDBLP"). Mr. Basham is a limited partner of RDBLP and the sole member of RDB Equities, LLC, the sole general partner of RDBLP. Also includes 1,491,326 shares owned by the Robert D. Basham Revocable Trust of which Mr. Basham is the sole beneficiary.

(4)
Includes (i) 1,465,303 shares owned by JTG Equities, Limited Partnership, an investment partnership ("JTGLP"). Mr. Gannon is a limited partner of JTGLP and the sole member of JTG Equities, LLC, the sole general partner of JTGLP.

(5)	Includes 550,000 shares subject to stock options that Mr. Merritt currently has the right to acquire at an exercise price of $24.875 per share.

(6)	Does not include 400,000 shares subject to stock options that are not exercisable within 60 days of March 4, 2005.

(7)
Includes 83,000, 200,000 and 120,000 shares subject to stock options that Mr. Avery currently has the right to acquire at exercise prices of $15.00, $24.94 and $28.06 per share, respectively. Does not include 480,000 shares subject to stock options that are not exercisable within 60 days of March 4, 2005.

(8)
Includes 15,003 shares subject to stock options that Mr. Brabson currently has the right to acquire at an exercise price of $38.42 per share. Does not include share equivalents representing value of shares held under the Directors' Deferred Compensation and Stock Plan.

(9)	Does not include share equivalents representing value of shares held under the Directors' Deferred Compensation and Stock Plan.

(10)	Does not include share equivalents representing value of shares held under the Directors' Deferred Compensation and Stock Plan.

(11)
Includes 30,000 shares subject to stock options that Mr. James currently has the right to acquire at an exercise price of $30.60 per share. Does not include 15,000 shares subject to stock options that are not exercisable within 60 days of March 4, 2005.

(12)
Includes 100,000 shares subject to stock options that Mr. Kadow currently has the right to acquire at an exercise price of $24.875 per share. Does not include 125,000 shares subject to stock options that are not exercisable within 60 days of March 4, 2005.

(13)
Includes 45,000, 28,074 and 15,000 shares subject to stock options that Mr. Novello currently has the right to acquire at exercise prices of $21.44, $15.67 and $36.56 per share, respectively. Does not include 260,000 shares subject to stock options that are not exercisable within 60 days of March 4, 2005.

(14)	Includes 15,000, 75,000 and 100,000 shares subject to stock options that Ms. Schneid currently has the right to acquire at exercise prices of $15.00, $24.875 and $24.94 per share, respectively.

(15)	Does not include share equivalents representing value of shares held under the Directors' Deferred Compensation and Stock Plan.

(16)
Includes 1,608 shares owned by Mr. Shlemon as custodian for a minor child and 300,000 shares subject to stock options that Mr. Shlemon currently has the right to acquire at an exercise price of $19.00 per share.

(17)
Includes 45,000 shares subject to stock options that Mr. Wilt currently has the right to acquire at an exercise price of $15.00 per share. Does not include share equivalents representing value of shares held under the Directors' Deferred Compensation and Stock Plan.

(18)
Based on a Schedule 13G filed by Capital Research and Management Company, a Delaware corporation ("CRMC"), with the Securities and Exchange Commission (the "SEC") on February 14, 2005, reflecting beneficial ownership as of December 31, 2004. These shares are owned by various individual and institutional investors for which CRMC serves as investment adviser with power to direct investments. CRMC has no sole power to vote the shares.

(19)
Based on a Schedule 13G filed by FMR Corp., a Delaware corporation, with the SEC on February 14, 2005, reflecting beneficial ownership as of December 31, 2004. Includes: (i) 6,374,710 shares beneficially owned by Fidelity Management & Research Company; (ii) 523,400 shares beneficially owned by Fidelity Management Trust Company; (iii) 139,100 shares beneficially owned by Fidelity International Limited; and (iv) 636 shares beneficially owned by Strategic Advisers, Inc. FMR Corp. has the sole power to vote or direct the vote of 663,436 shares and no shared voting power. FMR Corp. has the sole power to dispose of all 7,037,846 shares.

(20)
Based on a Schedule 13G filed by JP Morgan Chase & Co., a Delaware corporation ("JPMC"), with the SEC on February 11, 2005, reflecting beneficial ownership as of December 31, 2004. These shares are owned by various individual and institutional investors for which JPMC serves as investment adviser with power to direct investments. JPMC has sole power to vote 2,723,507 shares and the shared power to vote 877,558 shares. JPMC has sole dispositive power with respect to 3,197,613 of such shares and shared dispositive power of 879,458 shares.

Unless otherwise indicated, the mailing address of the Company, and of persons identified in the above table is 2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607. The mailing address of CTSLP, RDBLP and JTGLP is 3111 South Valley View, Suite B-101, Las Vegas, Nevada 89102. The address of CRMC is 333 South Hope Street, Los Angeles, California 90071. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. The address of JPMC is 270 Park Avenue, New York, New York 10017.

EXECUTIVE COMPENSATION

The following table describes the compensation earned by the Chief Executive Officer and the four most highly compensated executive officers of the Company and its subsidiaries (each, a "Named Executive Officer") during the past three (3) fiscal years:

Summary Compensation Table
					Long-Term Compensation
	` Annual Compensation				Awards		Payouts
						Securities
				Other		Under-
				Annual	Restricted	Lying		All Other
				Compen-	Stock	Options/	LTIP	Compen-
		Salary	Bonus	sation	Award(s)	SARs	Payouts	sation
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)	(#)	($)	($)(3)

Chris T. Sullivan	2004	655,962	0	99,000				0
Chairman and Chief	2003	600,000	0	74,654				0
Executive Officer(4)	2002	465,586	0					10,952

Paul E. Avery	2004	621,154	1,262,500	5,200				0
President(4)	2003	546,317	800,000	4,800		300,000		0
	2002	454,230	522,645					2,619

A. William Allen III	2004	407,692	474,028	5,600
President - West Coast	2003	300,000	346,311	4,800
Concepts(4)	2002	282,143	128,047	4,800		500,000

Benjamin P. Novello	2004	400,962	397,500	5,200		150,000
President of subsidiary	2003	260,577	433,120	4,800
Outback Steakhouse of Florida, Inc.	2002	210,813	388,463	4,800		125,000

Steven T. Shlemon	2004	247,855	430,803	5,200
President of subsidiary	2003	204,225	266,956	4,800
Carrabba's Italian Grill, Inc.	2002	204,225	306,555	4,800

(1)
Bonus amounts paid in 2004 to Messrs. Avery, Allen, Novello and Shlemon represent amounts paid under the revised quarterly bonus plans established for each of them by the Compensation Committee. Bonus amounts paid in 2002 and 2003 to Messrs. Avery, Allen, Novello and Shlemon represent amounts paid under the former quarterly bonus plans established for each of them respectively by the Compensation Committee and the Company's Corporate Employee Bonus Plan. See "Executive Compensation-Report by the Compensation Committee on Executive Compensation-Cash Incentives" for a discussion of the plan for the year 2004.

(2)
Other annual compensation includes car allowances, except for Mr. Sullivan who received a car allowance of $6,500 and personal use of the Company's aircraft of up to 50 hours for the year 2004. The amount of $92,500 of income imputed to Mr. Sullivan for personal use of Company aircraft was based on the variable operating costs to the Company, i.e., fuel costs, mileage, trip-related maintenance, landing/ramp fees and other miscellaneous variable costs. Fixed costs which do not change based on usage, such as pilot salaries and the cost of maintenance not related to trips, are excluded.

(3)
Reflects the dollar value of insurance premiums previously paid by the Company with respect to term life insurance for the benefit of the named individual, and the present value of the economic benefit for the remainder of the premium previously paid by the Company with respect to the split-dollar life insurance agreement for the named individual (see "Employee Agreements" below for a description of such agreements), based on the time period between the date on which the premium was paid by the Company and December 31, 2003. Under the split-dollar life insurance agreement, the Company was obligated to pay the premium for the split-dollar policy for only one year, and may pay the premiums annually for ten years, ending in November 7, 2009. The Company ceased paying the premiums for the split dollar policy in July 2002, in compliance with the Sarbanes-Oxley Act of 2002.

(4)
As of March 7, 2005, Mr. Allen replaced Mr. Sullivan as Chief Executive Officer, and Mr. Avery replaced Robert Basham as Chief Operating Officer, as indicated in the Company's Form 8-K dated March 11, 2004, filed with the SEC.

Option/SAR Grants in Last Fiscal Year

		% of
	Number of	Total			Potential Realizable Value at
	Shares	Options/SARs	Exercise		Assumed Annual Rates of
	Underlying	Granted to	Or Base		Stock Price Appreciation
	Options/SARs	Employees in	Price	Expiration	For Option Term
Name	Granted (#)	Fiscal Year	($/Sh)	Date	5%	10%
Benjamin P. Novello (1)	150,000	13.7%	$43.90	04/21/2014	$4,141,271	$10,494,794
-----------------------
     Messrs. Sullivan, Avery, Allen and Shlemon did not receive option grants during 2004.

(1)	Exercisable as follows: (a) 30,000 shares on or after April 21, 2007; (b) 30,000 shares on or after April 21, 2008; and (c) 90,000 shares on or April 21, 2009.

Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Options/SAR Value Table

			Number of
			Securities		Value of
			Underlying		Unexercised
			Unexercised		In-the-Money
	Shares		Options/SARs		Options/SARs at
	Acquired	Value	At FY-End (#)(1)(2)		FY-End ($)*
Name	on Exercise	Realized	Exercisable /Unexercisable		Exercisable /Unexercisable
Chris T. Sullivan (1)	0	0	0	0	$ 0	$ 0
A. William Allen (2)	0	0	0	500,000	$ 0	$ 8,587,500
Paul E. Avery (3)	100,000	2,768,000	273,000	660,000	$6,631,945	$10,109,700
Benjamin P. Novello (4)	15,000	410,250	28,074	320,000	$ 839,272	$ 2,869,500
Steven T. Shlemon (5)	150,000	4,289,220	300,000	0	$7,969,500	$ 0
-----------------------
*Based on $45.565, the average high and low sales of prices of the Company's Common Stock on December 31, 2004 as quoted on the composite price history of the NYSE.

(1)	Mr. Sullivan does not have any options to acquire Common Stock of the Company.

(2)
The 500,000 stock options held by Mr. Allen as of December 31, 2004, were granted on July 24, 2002, expire on July 24, 2012, have an exercise price of $28.39 per share and vest in annual 100,000 share increments beginning May 1, 2005.

(3)
Of the 933,000 stock options held by Mr. Avery as of December 31, 2004: (i) 150,000 were granted on January 25, 1995, expire on January 25, 2005, and were exercisable in full as of December 31, 2004 at an exercise price of $17.67 per share; (ii) 83,000 were granted on July 23, 1997, expire on July 23, 2007, and were exercisable in full as of December 31, 2004 at an exercise price of $15.00 per share; (iii) 200,000 were granted on February 2, 2000, expire on February 2, 2010, and are exercisable as follows at an exercise price of $24.94 per share: (a) 40,000 shares on or after January 1, 2003, (b) 40,000 shares on or after January 1, 2004, and (c) 120,000 shares on or after January 1, 2005; (iv) 300,000 were granted on April 25, 2001, expire on April 25, 2011, and are exercisable as follows at an exercise price of $28.06 per share: (a) 60,000 shares on or after April 25, 2004, (b) 60,000 shares on or after April 25, 2005, and (c) 180,000 shares on or after April 25, 2006; and (v) 300,000 shares were granted on January 22, 2003, expire on January 22, 2013, and are exercisable as follows at an exercise price of $34.12 per share: 60,000 shares on or after January 22, 2006; (b) 60,000 shares on or after January 22, 2007; and (c) 180,000 shares on or after January 22, 2008.

(4)
Of the 348,074 stock options held by Mr. Novello as of December 31, 2004: (i) 28,074 were granted on June 26, 1994, expire on June 26, 2009, and were exercisable in full as of December 31, 2004 at an exercise price of $15.67 per share; (ii) 45,000 were granted on October 27, 1999, expire on October 27, 2009, and are exercisable as follows at an exercise price of $21.44 per share: (a) 45,000 shares on or after January 1, 2005; (iii) 75,000 were granted on January 23, 2002, expire on January 23, 2012, and are exercisable as follows at an exercise price of $36.56 per share: (a) 15,000 shares on or after January 1, 2005, (b) 15,000 shares on or after January 1, 2006, and (c) 45,000 shares on or after January 1, 2007; (iv) 50,000 were granted on July 24, 2002, expire on July 24, 2012, and are exercisable as follows at an exercise price of $28.39 per share: (a) 10,000 shares on or after July 1, 2005, (b) 10,000 shares on or after July 1, 2006, and (c) 30,000 shares on or after July 1, 2007; and (v) 150,000 shares were granted on April 21, 2004, expire on April 21, 2014, and are exercisable as follows at an exercise price of $43.90 per share: 30,000 shares on or after April 21, 2007; (b) 30,000 shares on or after April 21, 2008; and (c) 90,000 shares on or after April 21, 2009.

(5)
Of the 300,000 stock options held by Mr. Shlemon as of December 31, 2004: (i) 300,000 were granted on October 1, 1995, expire on October 1, 2005, and were exercisable in full as of December 31, 2004 at an exercise price of $19.00 per share.

Report by the Compensation Committee
on Executive Compensation

The Company's executive compensation program is administered by the Compensation Committee of the Board, which has responsibility for all aspects of the compensation program for the executive officers of the Company. The Compensation Committee consists of three directors whose names are listed at the end of this report, each of whom is a Non-Employee Director within the meaning of Rule 16b-3 under the Exchange Act and an Outside Director within the meaning of Section 162(m) of the Internal Revenue Code of 1986 ("IRC").

The Compensation Committee's primary objective with respect to executive compensation is to establish programs that attract and retain key managers and align their compensation with the Company's overall business strategies, values and performance. To this end, the Compensation Committee established, and the Board endorsed, an executive compensation philosophy for 2004 that included the following considerations:

* a "pay-for-performance" feature that differentiates compensation results based upon the Company's annual financial performance;

* stock incentives, in certain cases, as a component of total compensation to closely align the interests of the Company's executives with the long-term interests of stockholders that facilitate the retention of talented executives and encourage Company stock ownership and capital accumulation; and

* emphasis on total compensation versus cash compensation, under which base salaries are generally set somewhat lower than competitive levels but that motivates and rewards Company executives with total compensation (including incentive programs) at or above competitive levels, if the financial performance of the Company meets or exceeds goals established for the year.

For 2004, the Company's executive compensation program was comprised of the following primary components: (a) base salaries; (b) cash incentive opportunities; and (c) long-term incentive opportunities in the form of stock options and/or restricted stock for certain executives. Each of those components is discussed below.

Base Salaries. The Compensation Committee generally attempts to set base salaries of executive officers at levels that are below "market" rates, as determined from information gathered by the Company from companies that are similar in size and in the same industry group as the Company and that were used by Dow Jones in compiling the Dow Jones U.S. Restaurants and Bars Index. Base salaries are subject to annual review and adjustment on the basis of individual and Company performance, level of responsibility, individual experience, and competitive, inflationary and internal equity considerations. In 2004, the base salary of Chris T. Sullivan, the Company's Chief Executive Officer, was increased from $600,000 to $655,962 and was based on such factors as the Company's profitability, cash flow and capital spending for the prior fiscal year, the aggregate number of new restaurants opened during the prior fiscal year, increases in percentage of same store sales versus budget forecasts, and subjective considerations such as positive overall employee morale, his attention to succession planning and the Company's competitive position. The Compensation Committee believes that the executive salaries established by the Compensation Committee, including the salary paid to Mr. Sullivan, the Company's Chief Executive Officer as of December 31, 2004, are at the lower end of the range of salaries paid by the companies surveyed.

As of March 7, 2005, Mr. Allen replaced Mr. Sullivan as Chief Executive Officer and Mr. Avery replaced Mr. Basham as Chief Operating Officer, as indicated in the Company's Form 8-K dated March 11, 2004, and filed with the SEC.

Cash Incentives. In 2004, Company executives were eligible to receive cash bonus awards to focus their attention on achieving key goals pursuant to the following bonus plans that are designed to provide competitive incentive pay only in the event performance objectives are met or exceeded. Messrs. Sullivan and Basham were not eligible to receive bonus awards in 2004.

During the year 2004, the Compensation Committee of the Board of Directors of Outback Steakhouse, Inc. (the "Company") established an incentive compensation program intended to provide incentives to officers of the Company, including the Company's named executive officers, for achieving certain objective performance goals, including comparable sales increases, average unit volume growth, net income increases and development, and subjective criteria determined by the Compensation Committee.

Quarterly Cash Incentives for Messrs. Avery, Novello and Shlemon. Messrs. Avery, Novello and Shlemon were eligible to receive a quarterly bonus based upon the Company and the brands for which they are responsible meeting their objective and subjective operational goals as stated above. If the operational goals for a specific quarter were met, (i) Mr. Avery was entitled to earn a bonus of up to $400,000 for the applicable calendar quarter and an additional amount payable at year end equal to 25% of the quarterly bonuses earned; (2) Mr. Novello was entitled to earn a bonus of up to $150,000 for each calendar quarter; and (3) Mr. Shlemon was entitled to earn a bonus of up to $125,000 for each calendar quarter. In 2004, Messrs. Avery, Novello and Shlemon earned bonuses aggregating $1,262,500, $397,500 and $430,803, respectively, under this plan.

Quarterly Cash Incentives for Mr. Allen. In 2004, Mr. Allen was entitled to earn quarterly bonuses equal to 2% of EBITDA attributable to each Fleming's Prime Steakhouse and Roy's restaurants if sales and EBITDA for such restaurant exceeded the previous year's performance for the same period. For Fleming's Prime Steakhouse and Roy's restaurants opened after January 1, 2003, Mr. Allen's quarterly bonus was based upon 2% of EBITDA if a restaurant generated a 25% or greater return on investment capital. If a restaurant failed to generate a 25%  return on invested capital for two (2) consecutive quarters, bonuses ceased until the restaurant generated at least a 25% return on capital for two (2) consecutive quarters. The EBITDA calculations are net of pre-opening expenses. In addition, if the existing 13 Roy's restaurants generate $10 million EBITDA for two (2) consecutive years, a bonus of $1 million would be awarded. In connection with Mr. Allen's promotion to Chief Executive Officer, this plan has been eliminated and will be replaced by a revised plan as described in Exhibit 10.31 to the Company's Form 10-K dated March 16, 2005, and filed with the SEC.

Long-Term Stock Incentives. The Company's Amended and Restated Stock Plan (the "Stock Plan") provides for the issuance of "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code, and nonqualified stock options and restricted stock to officers and other employees of the Company. The Stock Plan was originally adopted by the Board and stockholders in 1992 and has been amended from time to time. Grants to executives under the Company's Stock Plan are designed to align a portion of the executive compensation package with the long-term interests of the Company's stockholders by providing an incentive that focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

Grants of stock options and/or restricted stock generally are limited to officers (other than Mr. Sullivan and Basham) and other key employees and managers of the Company or its subsidiaries who are in a position to contribute substantially to the growth and success of the Company and its subsidiaries. Stock options and/or restricted stock are designed to reward exceptional performance with a long-term benefit, facilitate stock ownership and deter recruitment of key Company personnel by competitors and others. In evaluating annual compensation of executive officers (other than Messrs. Sullivan and Basham), the Compensation Committee takes into consideration stock options and/or restricted stock as a percentage of total compensation, consistent with its philosophy that stock incentives more closely align the interests of Company employees with the long-term interests of stockholders. In granting stock options and/or restricted stock to executive officers, the

Compensation Committee has considered the number and size of stock options and/or restricted stock already held by an executive officer when determining the size of stock awards to be made to the officer in a given fiscal year. The terms of stock options and restricted stock are established by the Compensation Committee.

Mr. Novello is the only named executive officer of the Company who was granted stock options in 2004. As of March 4, 2005, the named executive officers appearing in the Summary Compensation Table held stock or the right to acquire stock representing five percent (5%) of the Company's outstanding Common Stock, assuming the exercise of all outstanding options held by executive officers that are exercisable within 60 days of March 4, 2005. Neither Messrs. Sullivan, Basham nor Gannon, the Company's founders, have ever been granted options to acquire shares of the Company's Common Stock.

Section 162(m) of the IRC prohibits a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1 million per year ("Dollar Limitation"). A covered employee is any employee who appears in the Summary Compensation Table who is also employed by the Company on the last day of the Company's calendar year. The Company generally is entitled to a tax deduction upon an employee's exercise of nonqualified options in an amount equal to the excess of the value of the shares over the exercise price. The tax deduction for nonqualified options is considered compensation for purposes of the Dollar Limitation with respect to options that do not qualify as "performance based" as defined in the IRC. The Company generally structures its compensation programs to avoid limitation on deductibility of compensation paid to covered employees.

Conclusion. As described above, the Company's executive compensation program is designed to provide a link between total compensation and the Company's performance and long-term stock price appreciation consistent with the compensation philosophies set forth above. This program has been established since the Company's inception, and the Compensation Committee believes it has been a significant factor in the Company's growth and profitability and the resulting gains achieved by the Company's stockholders.

Compensation Committee

Debbi Fields
Thomas A. James
Toby S.Wilt, Chairman

Compensation Committee Interlocks and Insider Participation

Since April 21, 2004, the Compensation Committee has consisted of Debbi Fields, Thomas A. James and Toby S.Wilt, none of whom is or was an officer or employee of the Company or any of its subsidiaries. From January 1, 2004, to April 21, 2004, the Compensation Committee consisted of Charles Bridges, Debbi Fields and Lee Roy Selmon.

Until April 21, 2004, Mr. Selmon served on the Compensation Committee. On November 7, 2000, the Company opened a restaurant named "Lee Roy Selmon's." This restaurant is owned by Selmon's/Florida-I, Limited Partnership ("Selmon's Partnership"). OS Southern, Inc., a wholly-owned subsidiary of the Company, is the sole general partner and 70% owner of the Selmon's Partnership. Lee Roy Selmon, a director of the Company and Chair of the Compensation Committee, owns a 10% limited partner interest in the Selmon's Partnership solely with respect to the first Lee Roy Selmon's restaurant opened by the partnership. Mr. Selmon acquired his interest in the restaurant in exchange for the use of his name and a capital contribution of $101,000. The purchase price was established by the Board based on the value of Mr. Selmon's name and the partnership's cash expenditure necessary to open the restaurant. The Company opened a second Lee Roy Selmon's restaurant on June 24, 2003. Mr. Selmon has no ownership interest in the second restaurant, but receives a royalty of 1% of the second restaurant's gross sales. Mr. Selmon will receive a royalty of 1% of the gross sales from any future Lee Roy Selmon's restaurants opened by the Company or its affiliates. In 2004, Mr. Selmon received distributions from the Selmon's Partnership in the amount of $55,163.68 and royalties in the amount of $31,685.07.

Toby S. Wilt through his wholly-owned corporation TSW Investments, Inc., has investments in seven limited partnerships, each of which owns and operates one Carrabba's Italian Grill restaurant as a franchisee of Carrabba's Italian Grill, Inc. ("Carrabba's"), a subsidiary of the Company. These investments were made in the years 1999 to 2002. Carrabba's owns a 45% interest as a general partner in each of these limited partnerships. In 2004, Mr. Wilt received distributions from these partnerships in the aggregate amount of $47,427.

Report by the Audit Committee

The Audit Committee of the Board is responsible for overseeing the Company's financial reporting process on behalf of the Board and operates under a written charter adopted by the Board, which was provided to stockholders as an attachment to the Proxy Statement for the 2004 Annual Meeting. For the year 2004, the Audit Committee was comprised of the following individuals: Messrs. Brabson, Carey, James and Wilt (until April 21, 2004). Mr. James serves as Chairman of the Audit Committee replacing Mr. Carey as Chairman as of April 21, 2004. The Audit Committee annually recommends to the Board the selection of the Company's independent auditors. For the year 2004, PricewaterhouseCoopers LLP was the Company's independent auditor.

Management is responsible for the Company's financial statements and the financial reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards and under SAS 61 (Codification of Statements on Auditing Standards, AU Sec. 380). In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company and has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee further considered whether the provision by PricewaterhouseCoopers LLP of the non-audit services described elsewhere in this Proxy Statement is compatible with maintaining the auditors' independence.

Based upon (i) the Audit Committee's review and discussion of the audited financial statements with management and the independent auditors, (ii) the Audit Committee's review of the representation of management, and (iii) the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC. The Audit Committee and the Board selected PricewaterhouseCoopers LLP as the Company's independent auditors for 2004.

Audit Committee

John A. Brabson, Jr.
W. R. Carey, Jr.
Thomas A. James, Chairman

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for 2004 and 2003 for audit and non-audit services (as well as all "out-of-pocket" costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described following the table:

	2004	2003

Audit	$796,900	$288,000
Audit-Related	17,000	20,000
Tax	-	-
All Other	3,600	-
Total	$817,500	$308,000

Audit fees for the years ended December 31, 2004 and 2003 include professional services rendered for the audits of the consolidated financial statements of the Company, including review of quarterly filings with the SEC and benefit plan audits, as well as statutory audits, consents, income tax provision procedures, and assistance with review of documents filed with the SEC. For 2004, audit fees includes $385,000 related to PricewaterhouseCooper's audit of the Company's management's assessment of internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002.

The Audit-Related fees for the years ended December 31, 2004 and 2003 include accounting consultations and assistance with review of the Company's periodic reports by the SEC, respectively.

The All Other fees for the years ended December 31, 2004 and 2003 include annual subscription licenses for an accounting research tool, which the Company licenses from PricewaterhouseCoopers.

Prior to the adoption of the current Audit Committee Charter adopted January 28, 2004, the Audit Committee policy was that consulting fees to independent auditor could not exceed 25% of the audit fee without approval of the Audit Committee.

The Audit Committee of the Board has considered whether provision of other services is compatible with maintaining the independent accountant's independence and has determined that such services have not adversely affected PricewaterhouseCoopers LLP's independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee requires that each engagement of the Company's independent auditor to perform auditing services and permitted non-audit services must be approved by the Audit Committee in advance, including the fees and principal terms thereof. However, the Audit Committee has pre-approved $20,000 of annual accounting consulting services that may be used at management's discretion if necessary.

Directors' Compensation

Prior to April 1, 2004, directors of the Company who were not employees of the Company received fees of $15,000 per year paid quarterly, $1,000 per Board meeting attended, and $500 per committee meeting attended, plus reimbursement of the expenses of attending meetings. As of April 1, 2004, the Company pays its directors who are not employees of the Company fees as follows:

Annual retainer paid in quarterly installments:	$60,000
Committee Chair (other than Audit) fee	5,000
Audit Committee Chair fee	8,000
Board meeting fee	1,500
Committee meeting (other than Audit) fee	1,000
Audit Committee meeting fee	2,000
Telephonic Board or Committee meeting fee	500

In July 1997, the Board adopted the Outback Steakhouse, Inc. Directors' Deferred Compensation and Stock Plan ("Deferred Compensation Plan"). Under the terms of the Deferred Compensation Plan, directors who are not employees of the Company are required to receive at least 50% of their total fees in Common Stock of the Company and may choose to receive the remaining 50% in cash and/or shares of Common Stock in the Company. The receipt of any portion in shares of Common Stock of the Company may be deferred and held as share equivalents under the Deferred Compensation Plan for a period of time, as determined by each director. Before April 21, 2004, all dividends paid on the Company Common Stock were credited to their deferral accounts. As of April 21, 2004, all dividends were paid in cash directly by the Company. In 2004, Mr. Brabson received $35,500 in cash, $1,085.15 of which was dividend payments, and $34,548 in Common Stock. Mr. Carey and Mrs. Fields each elected to receive their fees of $67,310 and $57,321, respectively, all in Common Stock and each received dividend payments in the respective amounts of $2,063.09 and $2,023.89. Mr. James received $35,625 in cash and $32,875 in Common Stock. Mr. Selmon received $29,223 in cash, $1,223 of which was dividend payments, and $28,357 in Common Stock; and Mr. Wilt received $33,398.15 in cash, $1,273 of which was dividend payments, and $31,992 in Common Stock. All of the fees received in the form of Common Stock have been deferred for the year 2004.

Generally, upon election to the Board, each director who is not an employee was granted a one-time stock option to acquire 45,000 shares of Common Stock. The exercise price for such shares is equal to the closing sale price of the Common Stock on the date of the grant as reported on the NYSE. Options granted to directors generally were granted upon the same terms and conditions as options granted to executive officers and key employees.

Commencing on April 1, 2004, upon election to the Board, any new director who is not an employee will not receive stock options, and shall instead receive restricted stock having a value at time of grant of $100,000. The restricted stock will vest in equal installments over a five-year term.

EXECUTIVE OFFICERS OF REGISTRANT

A. William Allen, 45, has served as Chief Executive Officer of the Company since March 7, 2005. Mr. Allen has been in the restaurant industry for 26 years and has been associated with the Company since 1999 as the President of Fleming's Prime Steakhouse and Wine Bar, which he co-founded. In 2002, he took on the additional responsibility of overseeing the operation of the Company's Roy's restaurants. In 2004, he was promoted to the President of West Coast Concepts and has been involved with the development of the Company's latest joint venture, Paul Lee's Chinese Kitchen.

Paul E. Avery, 45, has served as Chief Operating Officer of the Company since March 7, 2005. Mr. Avery has been in the restaurant industry for over 20 years and has been with the Company since 1989 when he started as the Managing Partner of one of the Company's first Outback Steakhouse restaurants. He became Director of Operations in 1990, Senior Vice President of Operations in 1993, and President of the Outback Steakhouse concept in 1997. He was promoted to Company President in 2004 when he took on the additional responsibility of overseeing the operations of three of the Company's other mid-scale casual dining concepts.

Benjamin P. Novello, 47, has served as President of Outback Steakhouse of Florida, Inc., a wholly-owned subsidiary of the Company since January 1, 2004, managing the Outback Steakhouse brand of over 750 restaurants. Mr. Novello has been in the restaurant industry for over 20 years and has been with the Company since 1991. From 1985 though 1991, he was employed by Steak & Ale Corp in Dallas, Texas. In 1991, he joined the Company as a Managing Partner in one of the Outback Steakhouse restaurants. Mr. Novello was promoted to Joint Venture Partner in October, 1997, overseeing 13 Outback Steakhouse restaurants. He became Vice President of Operations of Outback Steakhouse in 2002 overseeing approximately 100 restaurants.

Steven T. Shlemon, 45, has served as President of Carrabba's Italian Grill, Inc., a wholly-owned subsidiary of the Company since April 27, 2000, managing the Carrabba's brand of over 120 restaurants. Mr. Shlemon has been in the restaurant industry for over 25 years and has been with the Company since 1990. During the years 1979 through 1990, Mr. Shlemon was employed by Steak & Ale Corp., Bennigan's and Dalt's, a concept owned by TGI Friday's. In 1990, he joined the Company as an Outback Steakhouse Joint Venture Partner in Dallas. In 1995, he was promoted to Carrabba's Director of Operations, and in 1997, he was promoted to Carrabba's Vice President and Director of Operations.

Joseph J. Kadow, 48, has served as Senior Vice President, Secretary and General Counsel of the Company since April, 1994.

Nancy Schneid, 46, has served as the Senior Vice President - Marketing of the Company since April, 2002, and Ms. Schneid served as Senior Vice President - Marketing of Outback Steakhouse of Florida, Inc., from October, 2000 to April, 2002.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

Effective February 29, 1996, the Company entered into Stock Redemption Agreements (each an "Agreement") with each of Chris T. Sullivan, Robert D. Basham and J. Timothy Gannon, all of whom are executive officers, directors, and founders of the Company (individually, an "Executive"), Under the terms of each Agreement, following the Executive's death, the Personal Representative of the Executive will have the right to require the Company to purchase up to $30 million worth of Common Stock beneficially owned by the Executive at the date of death, for a per share price equal to the mean (rounded to the nearest one-tenth of one cent) of the last sale price of the Company's Common Stock as quoted on the NYSE or the principal exchange on which the Company's Common Stock is then traded for 30 consecutive trading days ending on the business day before the Executive's death. If, however, that the Executive's death results (i) from an illness that was diagnosed or an accident that occurred within one year of the Executive's death, and (ii) the accident or illness was publicly disclosed, then the per share purchase price will be equal to the mean (rounded to the nearest one-tenth of one cent) of the last sale price of the Company's Common Stock as quoted on the NYSE or the principal exchange on which the Company's Common Stock is then traded for 30 consecutive trading days ending on the business day before the date of public disclosure of the accident or illness. The maximum dollar amount of Common Stock that the Company is obligated to purchase from the estate of the Executive is $30,000,000. The Company's obligation to purchase Common Stock beneficially owned by a deceased Executive is funded by an insurance policy on the life of the Executive owned by the Company providing a death benefit of $30,000,000. The Agreements will remain in place for so long as the Board deems appropriate.

The Company entered into a Split Dollar Agreement and Limited Collateral Assignment ("Split Dollar Agreements") as of November 7, 1999, with each of the respective trusts established by Messrs. Sullivan, Basham, Gannon, Merritt and Avery ("Policy Employees"), pursuant to which the Company was to pay the premium costs of life insurance policies that pay a death benefit of not less than $5 million to one or more members of a Policy Employee's family upon the death of that Policy Employee. Under the Split Dollar Agreements, the Company was to pay that portion of each annual policy premium that, in general terms, is equal to the annual increase in the cash value of the policy. The Company may cause the Split Dollar Agreements to be terminated and the policies to be surrendered at any time upon 30 days' prior notice. Upon surrender of the policy or payment of the death benefit under the policy, the Company is entitled to repayment of an amount equal to the cumulative premiums previously paid by the Company, with all remaining payments to be made to the respective trusts. See footnote (2) to the "Summary Compensation Table" above for further information on premium payments made by the Company under these policies. The Company ceased paying the premiums for the split dollar policies in July 2002, in compliance with the Sarbanes-Oxley Act of 2002.

As of March 7, 2005, Mr. Allen replaced Mr. Sullivan as Chief Executive Officer and Mr. Avery replaced Mr. Basham as Chief Operating Officer, as indicated in the Company's Form 8-K dated March 11, 2005, and filed with the SEC.

Prior to March 7, 2005, Mr. Allen was employed with OS Restaurant Services, Inc., which leased his services to OS Prime, Inc., and OS Pacific, Inc., each a wholly owned subsidiary of the Company, pursuant to an Employment Agreement dated May 1, 2002, with a term of seven years with automatic renewal for successive renewal terms of one (1) year each. The Employment Agreement restricted the ability of Mr. Allen to compete with the Company and any of its affiliates for a period of three years following termination of his employment. As of this date, the Company has not finalized an employment agreement with Mr. Allen. It is anticipated Mr. Allen's employment agreement will contain the following provisions. Mr. Allen's employment agreement will have a 10 year term. Mr. Allen's base salary is $750,000 per year, plus certain other incentives and benefits, including a one time signing bonus of $2 MM in consideration of his employment, which is to be paid on May 1, 2005. Mr. Allen is also eligible to receive an annual bonus based on the Company meeting its objective and subjective operational goals. If the operational goals for the year are met, Mr. Allen is entitled to earn a bonus of up to $1 MM for that calendar year. Mr. Allen will receive 450,000 shares of restricted stock subject to the following time and performance vesting schedule: (i) 135,000 shares will vest as of December 31, 2009, and an additional 45,000 shares will vest if the market capitalization of the Company exceeds an established target as of December 31, 2009; (ii) 135,000 shares as of December 31, 2011, and an additional 45,000 shares will vest if the market capitalization of the Company exceeds an established target as of December 31, 2011; and (iii) the balance of the shares as of December 31, 2014. Vesting on each vesting date is contingent on Mr. Allen being employed as Chief Executive Officer of the Company on the respective vesting dates.

Mr. Avery is employed with the OS Restaurant Services, Inc., a wholly owned subsidiary of Outback Steakhouse of Florida, Inc., a Florida corporation, which is a wholly owned subsidiary of the Company, pursuant to an Employment Agreement dated January 1, 2004 with a term of a five-year period ending January 1, 2009, with automatic renewal for successive terms of one (1) year each. The Employment Agreement restricts the ability of Mr. Avery to compete with Company and any of its affiliates for a period of two years following termination of his employment. Mr. Avery's existing Employment Agreement was filed as Exhibit 10.19 to the Company's 2003 Form 10-K and more fully described in the Company's 2004 Proxy Statement. Mr. Avery's base salary is approximately $600,000 per year, plus certain other incentives and benefits. Mr. Avery is also eligible to receive quarterly bonuses based on the Company meeting its objective and subjective operational goals. If the operational goals for a specific quarter are met, Mr. Avery is entitled to earn a bonus of up to $400,000 for that calendar quarter and a year end bonus of up to 25% of each quarterly bonus.

Mr. Novello is employed with OS Restaurant Services, Inc. and leased to Outback Steakhouse of Florida, Inc., a wholly owned subsidiary of the Company pursuant to an Employment Agreement dated January 1, 2004, with a term of five years with automatic renewal for successive renewal terms of one (1) year each. The Employment Agreement restricts the ability of Mr. Novello to compete with the Company and any of its affiliates for a period of two (2) years following termination of his employment.

Mr. Shlemon is employed with OS Restaurant Services, Inc. and leased to Carrabba's Italian Grill, Inc., Inc., a wholly owned subsidiary of the Company pursuant to an Employment Agreement dated April 27, 2000, with a term of five years with automatic renewal for successive renewal terms of one (1) year each. The Employment Agreement restricts the ability of Mr. Shlemon to compete with the Company and any of its affiliates for a period of two (2) years following termination of his employment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that during the fiscal year 2004, all filings with the SEC of its officers, directors and 10% stockholders complied with requirements for reporting ownership and changes in ownership of the Company's Common Stock pursuant to Section 16(a) of the Exchange Act, except that Mr. Shlemon filed one Form 4 late.

                                                                          PERFORMANCE GRAPH

The following line graph compares the Company's cumulative total stockholder return with the cumulative total stockholder return of the Dow Jones U.S. Total Market Index and the Dow Jones U.S. Restaurants Index for the last five full fiscal years of the Company ended December 31, 2004:

                            COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG OUTBACK STEAKHOUSE, INC., THE DOW JONES US EQUITY MARKET INDEX
                           AND THE DOW JONES US RESTAURANTS & BARS INDEX

DOLLARS
200
180
160
140
120
100
80
60
40
20
0
12/99
12/00
12/01
12/02
12/03
12/04
OUTBACK STEAKHOUSE, INC.
DOW JONES US EQUITY MARKET
DOW JONES US RESTAURANTS & BARS

*100 invested on 12/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

	1999	2000	2001	2002	2003	2004
OUTBACK STEAKHOUSE INC.	100	99.76	132.05	133.25	173.38	181.77
DOW JONES US EQUITY MARKET	100	90.73	79.92	62.27	81.42	91.20
DOW JONES US RESTAURANTS & BARS	100	93.94	91.87	74.52	106.79	139.28

Certain Relationships and Related Transactions

On May 12, 2004, Mr. Sullivan, through his corporation Out of the Park, Inc., and Mr. Basham, through his corporation Touch 'Em All, Inc., each sold all of their ownership interests as general and limited partner of Tampa Bay Devil Rays, Ltd., the owner of the Tampa Bay Devil Rays Major League Baseball Franchise. Each of Messrs. Sullivan and Basham own all of the outstanding Common Stock and serves as the sole director and officer of his respective corporation. In 2004, Outback Steakhouse of Florida, Inc., a Florida corporation and wholly-owned subsidiary of the Company ("OSF") paid to Tampa Bay Devil Rays, Ltd. the aggregate amount of $230,000 to lease four signs for advertising pursuant to a contract entered into on September 9, 1996 that ended in 2003. OSF renewed this contract on March 4, 2003. The amounts to be paid to the Tampa Bay Devil Rays, Ltd., under the contract in future years are: $236,900 for 2004, $244,007 for 2005, $251,327 for 2006, $258,867 for 2007 and $266,633 for 2008. On February 20, 1995, OSF entered into a Private Suite License Agreement with Tampa Bay Devil Rays, Ltd., for a private suite at Tropicana Field located in St. Petersburg, Florida, commencing on March 31, 1998, and ending on December 31, 2007. In 2004, the Company paid a license fee of $117,435.

On November 7, 2000, the Company opened a restaurant named "Lee Roy Selmon's." This restaurant is owned by Selmon's/Florida-I, Limited Partnership ("Selmon's Partnership"). OS Southern, Inc., a wholly-owned subsidiary of the Company, is the sole general partner and 70% owner of the Selmon's Partnership. Lee Roy Selmon, a director of the Company and Chair of the Compensation Committee, owns a 10% limited partner interest in the Selmon's Partnership solely with respect to the first Lee Roy Selmon's restaurant opened by the partnership. Mr. Selmon acquired his interest in the restaurant in exchange for the use of his name and a capital contribution of $101,000. The purchase price was established by the Board based on the value of Mr. Selmon's name and the partnership's cash expenditure necessary to open the restaurant. The Company opened a second Lee Roy Selmon's restaurant on June 24, 2003. Mr. Selmon has no ownership interest in the second restaurant, but receives a royalty of 1% of the second restaurant's gross sales. Mr. Selmon will receive a royalty of 1% of the gross sales from any future Lee Roy Selmon's restaurants opened by the Company or its affiliates. In 2004, Mr. Selmon received distributions from the Selmon's Partnership in the amount of $55,163.68 and royalties in the amount of $31,685.07.

Toby S. Wilt, a member of the Board, through his wholly-owned corporation, TSW Investments, Inc., invested in seven limited partnerships, each of which owns and operates one Carrabba's Italian Grill restaurant as a franchisee of Carrabba's Italian Grill, Inc. ("Carrabba's"), a subsidiary of the Company. These investments were made in the years 1999 to 2002. Carrabba's owns a 45% interest as a general partner in each of these limited partnerships. In 2004, Mr. Wilt received distributions from these partnerships in the aggregate amount of $47,427. The Board has determined that these relationships are not material and Mr. Wilt satisfies the requirements to be considered "independent" as defined in the applicable rules of the NYSE.

A. William Allen, an executive officer and Named Executive Officer of the Company, through his revocable trust in which he and his wife are the grantors and trustees, and are the sole beneficiaries, own a 92% interest in AWA III Steakhouses, Inc., which owns 2.5% of Outback/Flemings, LLC, a Delaware limited liability company. Outback/Flemings, LLC serves as the general partner of limited partnerships that own certain Fleming's Prime Steakhouse and Wine Bar. As disclosed in the September 10, 2004 Form 8-K filing, the Company acquired an additional 39% ownership interest in the Outback/Fleming's, LLC, the joint venture that operates Fleming's Prime Steakhouse and Wine Bars, from its partners, FPSH Limited Partnership and AWA III Steakhouses, Inc., for $39,000,000, effective September 1, 2004. Mr. Allen is the majority owner and president of AWA III Steakhouses, Inc., which sold the Company a 9.75% interest in the LLC. Mr. Allen continues to own a 2.5% interest in the LLC through AWA III Steakhouses, Inc.

Paul E. Avery, a Named Executive Officer of the Company, invested in 10 limited partnerships, each of which owns and operates one Carrabba's Italian Grill restaurant as a franchisee of Carrabba's and in which Carrabba's owns a 45% interest as a general partner. These investments were made in the years 2001 and 2002. In 2004, Mr. Avery received distributions from these Carrabba's partnerships in the aggregate amount of $41,615. In 2003, Mr. Avery invested (i) $81,395 in two limited partnerships, each of which owns and operates one Bonefish Grill restaurant as a franchisee of Bonefish Grill, Inc. ("Bonefish"), a subsidiary of the Company, and in which Bonefish owns a 45% interest as general partner; (ii) $109,000 in 11 limited partnerships, each of which owns and operates a Bonefish Grill restaurant and of which Bonefish or Bonefish Grill of Florida, LLC is the sole general partner and majority owner; and (iii) $40,000 in one unaffiliated limited partnership which owns and operates one Bonefish Grill restaurant as a franchisee of Bonefish. In 2002, Mr. Avery invested (i) $81,395 in two limited partnerships, each of which owns and operates one Bonefish Grill restaurant as a franchisee of Bonefish and in which Bonefish owns a 45% interest as general partner; and (ii) $87,500 in an unaffiliated limited partnership which owns and operates one Bonefish Grill restaurant as a franchisee of Bonefish. In 2004, Mr. Avery received distributions from these Bonefish partnerships in the aggregate amount of $85,313.95. Mr. Avery made no investments in Carrabba's Italian Grill and Bonefish Grill restaurants in 2004 or 2005.

Benjamin P. Novello, an executive officer of OSF, a subsidiary of the Company, and a Named Executive Officer, invested in 10 limited partnerships, each of which owns and operates one Carrabba's Italian Grill restaurant as a franchisee of Carrabba's and in which Carrabba's owns a 45% interest as a general partner. These investments were made in the years 2000 to 2002. In 2004, Mr. Novello received distributions from these partnerships in the aggregate amount of $37,363. Mr. Novello invested (i) $46,000 in four limited partnerships in connection with six restaurants in 2003; and (ii) $116,175 in six limited partnerships in connection with 11 stores in 2004, each of which owns and operates a Bonefish Grill restaurant and of which Bonefish or Bonefish Grill of Florida, LLC is the sole general partner and majority owner. In 2004, Mr. Novello received distributions from these partnerships in the aggregate amount of $36,549. Mr. Novello invested in one limited partnership, which owns and operates an Outback Steakhouse restaurant and of which OSF is the sole general partner and majority owner. This investment was made in 1991. In 2004, Mr. Novello received distributions from this partnership in the aggregate amount of $7,879.

On January 1, 2005, the Company entered into two Purchase Agreements to acquire four (4) joint venture restaurants from limited partnerships in which Messrs. Avery and Novello each had ownership interests. The approximate amounts to be received by Messrs. Avery and Novello as a result of their ownership interest in those joint venture restaurants are $141,000 and $202,000, respectively.

Steven T. Shlemon, an executive officer of Carrabba's Italian Grill, Inc., a subsidiary of the Company, and a Named Executive Officer, has made investments in three unaffiliated limited partnerships each of which owns and operates an Outback Steakhouse restaurant pursuant to a franchise agreement with OSF. These investments were made in 1998. In 2004, Mr. Shlemon received distributions from these partnership in the aggregate amount of $15,561. Mr. Shlemon invested in four limited partnerships, each of which owns and operates one Carrabba's Italian Grill restaurant as a franchisee of Carrabba's and in which Carrabba's owns a 45% interest as a general partner. These investments were made in the years 1999 to

2000. In 2004, Mr. Shlemon received distributions from these partnerships in the aggregate amount of $8,920. A sibling of Mr. Shlemon has made an investment in two limited partnerships, each of which owns and operates one Outback Steakhouse restaurant and of which OSF is the sole general partner and majority owner. These investments were made in the years 1996 and 2001. In 2004, Mr. Shlemon's sibling received distributions in these partnerships in the aggregate amount of $146,459.

From 1994 to 2001, the parents and certain siblings of Chris T. Sullivan, a member of the Board and Named Executive Officer of the Company, made investments in four unaffiliated limited partnerships that own and operate four Outback Steakhouse restaurants pursuant to franchise agreements with OSF and received distributions from these partnerships in the aggregate amount of $75,667 during the year 2004.

In 2002, Mel and Jackie Danker, relatives of Robert D. Basham, a member of the Board of the Company, made investments of $66,232 in one unaffiliated limited partnership that owns and operates two Bonefish Grill restaurants as a franchisee of Bonefish, and received distributions in this partnership in the aggregate amount of $13,159 during the year 2004.

PROPOSAL TWO

Proposed Amendment and Restatement of the Company's
Managing Partner Stock Plan

In 2002, the Board adopted the 2002 Managing Partner Stock Option Plan (the "Plan"). Under the Plan, options cannot be granted to directors or officers of the Company or its subsidiaries and affiliated partnerships. The Board has approved an amendment and restatement (the "Amendment") of the Plan to allow for the grant of shares of restricted Common Stock under the Plan. The Amendment does not increase the number of shares under the Plan. A copy of the proposed Amended and Restated Managing Partner Stock Plan is attached as Exhibit A and the description of the Plan is qualified in its entirety by reference to Exhibit A.

The Board believes the change to the Plan to allow for the grant of shares of restricted Common Stock is necessary to provide the Compensation Committee the ability to offer incentive packages to restaurant managing partners, restaurant chef partners and other non-officer key employees that are more conducive to long-term ownership of the Company's Common Stock.

Although stockholder approval of the Amendment is not required under Delaware law, such approval is required by the rules and regulations of the NYSE and under the IRC, to allow certain options granted under the Plan to qualify as incentive stock options under the IRC, and to permit options granted under the Plan to qualify as "performance based compensation" for purposes of Section 162(m) of the Code.

The Compensation Committee (the "Committee") of the Board administers the Plan. Incentive and nonqualified stock options may be granted under the Plan at any time until the expiration of the Plan on April 27, 2025, as amended. The maximum number of options or shares of restricted stock that may be granted pursuant to the Plan is 7,500,000, and the maximum number of options or shares of restricted stock that may be granted during the term of this Plan to any one individual is 250,000, in each case subject to adjustment for stock dividends, stock splits and certain other changes in the Company's capitalization.

Options have been in the past and the Company anticipates that in the future options and/or shares of restricted stock will be granted to certain restaurant managing partners, restaurant chef partners and other non-

officer key employees of the Company or its subsidiaries who are in a position to contribute substantially to the growth and success of the Company and its subsidiaries. As of December 31, 2004, options to purchase approximately 6,101,081 shares had been granted under the Plan, 480 of which have been exercised and 5,775,277 of which were outstanding. Options remaining available for grant under the Plan as of December 31, 2004 were 1,724,243. As of December 31, 2004, managing partners and chef partners have been granted options under the Plan. Any shares not purchased under an option that has terminated or lapsed or shares of restricted stock that are forfeited may be used for the further grant of options or shares of restricted stock under the Plan. The following table sets forth certain information regarding all of the Company's existing equity compensation plans as of December 31, 2004 (in thousands, except option prices):

			(c)
			Number of
			securities remaining
	(a)		available for
	Number of	(b)	future issuance under
	securities to be issued	Weighted-average	equity compensation
	upon exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected
Plan Category	warrants and rights	warrants and rights	in column(a))
Equity compensation plans approved by security holders (1)	11,704	$26.81	444
Equity compensation plans not approved by security holders (2)	6,155	$37.46	1,724
	17,859	$30.47	2,168
____________
(1) Outback Steakhouse, Inc. 2004 Amended and Restated Stock Option Plan.
(2) Outback Steakhouse, Inc. 2002 Managing Partner Stock Option Plan.

The term of each Incentive stock option granted under the Plan shall not exceed 10 years from the date of grant (or five years in the case of an option granted to an individual who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the grantee's employer corporation and its parent or subsidiary corporations (a "10% Owner")). Nonqualified stock options granted under the Plan may be exercised within such time period as the Committee determines at the time of grant. The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year may not exceed $100,000. The Plan provides that the option price in the case of incentive stock options shall be not less than 100% of the fair market value of the Company's Common Stock at the time the option is granted or 110% of such fair market value in the case of an option granted to a 10% Owner. In the case of nonqualified stock options the option price may be less than the fair market value of the Company's Common Stock on the date of grant. The purchase price must be paid in full by the grantee at the time of exercise in either cash or Common Stock.

No cash consideration will be received by the Company for granting options or shares of restricted stock under the Plan. Options and shares of restricted stock will be granted in consideration of the services rendered or to be rendered to the Company by the grantee.

With respect to nonqualified stock options granted with an exercise price not less than fair market value, in general, for federal income tax purposes under present law:

(i) The grant of a nonqualified stock option, by itself, will not result in income to the grantee.

(ii) Except as provided in (v) below, the exercise of a nonqualified stock option (in whole or in part, according to its terms) will result in ordinary income to the grantee at the time of exercise in an amount equal to the excess (if any) of the fair market value of the stock on the date of exercise over the option price.

(iii) Except as provided in (v) below, the tax basis of the stock acquired upon exercise of a nonqualified stock option, which will be used to determine the amount of any capital gain or loss on a future taxable disposition of such stock, will be the fair market value of the shares on the date of exercise.

(iv) No deduction will be allowable to the Company upon the grant of a nonqualified stock option, but upon exercise of a nonqualified stock option, a deduction will be allowable to the Company at that time in an amount equal to the amount of ordinary income realized by the grantee exercising such option if the Company satisfies appropriate federal withholding or reporting requirements.

(v) With respect to the exercise of a nonqualified stock option and the payment of the option price by the delivery of Common Stock, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the grantee at that time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered, and the holding period of the grantee in the shares received will include his holding period in the shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, ordinary income will be realized by the grantee at that time in the amount of the fair market value of such excess shares, the tax basis of such excess shares will be such fair market value, and the holding period of the grantee in such shares will begin on the date such shares are transferred to the grantee.

With respect to incentive stock options, in general, for federal income tax purposes under present law:

(i) Neither the grant nor the exercise of an incentive stock option, by itself, will result in income to the grantee; however, the excess of the fair market value of the stock at the time of exercise over the option price is an item of tax preference (unless there is a disposition of the shares acquired upon exercise of an incentive stock option in the taxable year of exercise) that may, under certain circumstances, result in an alternative minimum tax liability to the grantee.

(ii) Except as provided in (v) below, if the shares acquired upon exercise of an incentive stock option are disposed of in a taxable transaction after the later of two years from the date on which the option is granted or one year from the date on which such shares are transferred to the grantee, long-term capital gain or loss will be realized by the grantee in an amount equal to the difference between the option price and the amount realized by the grantee.

(iii) Except as provided in (v) below, if the shares acquired upon exercise of an incentive stock option are disposed of within the two-year period from the date of grant or the one-year period after the transfer of the shares to the grantee:

(a) Ordinary income will be realized by the grantee at the time of such disposition in the amount of the excess, if any, of the fair market value of the shares at the time of such exercise over the option price, but not in an amount exceeding the excess, if any, of the amount realized by the grantee over the option price.

(b) Short-term or long-term capital gain will be realized by the grantee at the time of any such taxable disposition in an amount equal to the excess, if any, of the amount realized over the fair market value of the shares at the time of such exercise.

(c) Short-term or long-term capital loss will be realized by the grantee at the time of any such taxable disposition in an amount equal to the excess, if any, of the option price over the amount realized.

(iv) No deduction will be allowed to the Company with respect to incentive stock options granted or shares transferred upon exercise of incentive stock options, except that if a disposition is made by the grantee within the two-year period or the one-year period referred to above, the Company will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the amount of ordinary income realized by the grantee making the disposition provided the Company satisfies appropriate withholding or reporting requirements.

(v) With respect to the exercise of an incentive stock option and the payment of the option price by the delivery of Common Stock, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the grantee at the time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered and the holding period (except for purposes of the one-year period referred to above) of the grantee in shares received will include his holding period in the shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, no taxable income will be realized by the grantee at that time, such excess shares will be considered incentive stock option stock with a zero basis and the holding period of the grantee in such shares will begin on the date such shares are transferred to the grantee. If the shares surrendered were acquired as the result of the exercise of an incentive stock option and the surrender takes place within two years from the date the option relating to the surrendered shares was granted or within one year from the date of such exercise, the surrender will result in the realization of ordinary income by the grantee at that time in the amount of the excess, if any, of the fair market value on the date of exercise of the shares surrendered over the exercise price of such shares. If any of the shares received are disposed of within one year after the shares are transferred to the grantee, the grantee will be treated as first disposing of the shares with a zero basis.

The Board may at any time amend the Plan or any part of the Plan as it shall deem advisable. However, no amendment may be made in any option then outstanding under the Plan that would impair the rights of the grantee without the consent of such grantee.

The affirmative vote of a majority of the Common Stock voting on this proposal is required for approval. Abstentions will have the effect of a vote against the proposal. Broker non-votes will not be counted as voted and therefore will not count for or against this proposal.

The Board recommends that the stockholders vote FOR this proposal to amend and restate the Amended and Restated Managing Partner Stock Plan.

SELECTION OF INDEPENDENT AUDITORS

At the meeting of the Audit Committee and Board of the Company held on January 26, 2005, the Audit Committee recommended to the Board and the Board accepted PricewaterhouseCoopers LLP to serve as the independent auditors for the Company and its subsidiaries for the year ended December 31, 2004, and for the year ending December 31, 2005. Representatives of PricewaterhouseCoopers LLP are expected to be present at the stockholders' meeting with the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

In accordance with notices we sent to certain stockholders, we are sending only one copy of our annual report and Proxy Statement to stockholders who share the same last name and address unless they have notified us that they wish to continue receiving multiple copies. This practice, known as "householding," is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies mailed to you or you would like to opt out of this practice for future mailings, please submit your request via (1) e-mail to the Company's website: www.outback.com under the heading Investor Relations; (2) in writing to the Company, Attention: Investor Relations at 2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607; or (3) telephonically to 1-813-282-1225. You may also contact us if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Any stockholder who intends to present a proposal at the 2006 Annual Meeting of Stockholders for inclusion in the Proxy Statement and form of proxy relating to that meeting is advised that the proposal must be received by the Company at its principal executive offices not later than December 21, 2005. The Company will not be required to include in its Proxy Statement or form of proxy a stockholder proposal that is received after that date or that otherwise fails to meet requirements for stockholder proposals established by regulations of the SEC.

As to any proposal that a stockholder intends to present to stockholders other than by inclusion in the Company's Proxy Statement for the 2006 Annual Meeting of Stockholders, the proxies named in the Company's proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless the Company receives notice of the matter to be proposed not later than February 14, 2006. Even if proper notice is received on or prior to February 14, 2006, the proxies named in the Company's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(1) under the Exchange Act, as amended.

Any stockholder who wishes to submit an individual for consideration as a director may do so by writing to our Corporate Secretary at 2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607. Submissions must include your name and address, the number of shares of common stock you own, the name, age, business and residence addresses, and principal occupation of the individual and a written statement of the individual that he or she is willing to be considered and is willing to serve as a director if nominated and elected. You must also include a description of any relationship, arrangements and understandings between you and the individual, and any relationship known to you between the individual and any supplier or competitor of the Company. The Corporate Secretary will review submissions for completeness and forward to the Chair of the Nominating and Corporate Governance Committee.

CONTACTING THE BOARD OF DIRECTORS

Stockholders and other interested parties may communicate with the Board, Lead Independent Director or any individual director by email at BOD@outback.com, or by writing to either Board of Directors or Lead Independent Director at the principal executive offices of the Company:

c/o Outback Steakhouse Corporate Secretary
2202 North West Shore Boulevard, Suite 500
Tampa, Florida 33607

Your communication should indicate that you are a stockholder. All communications are received and reviewed by the Secretary. The Secretary, depending on the nature of the communication, will handle the matter internally or will forward the communication to the Board or the Lead Independent Director.

OTHER MATTERS

The solicitation of proxies is made by the Board on behalf of the Company. The cost of the solicitation will be borne by the Company, including the reasonable expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited by internet, telephone, telegraph or personally. Proxies may be solicited by directors, officers and employees of the Company without additional compensation. The Company has also retained Georgeson Shareholder Communications Inc. at an estimated cost of $6,500, plus reimbursement of expenses, to assist in the solicitation of proxies.

If the enclosed proxy is executed and returned, the shares represented by the proxy will be voted in accordance with any specifications made by the stockholder. In the absence of any such specification, the shares will be voted to elect the directors as set forth under "Election of Directors" above and FOR Proposal TWO.

Your presence at the meeting will not operate to revoke your proxy. You may revoke your proxy at any time if it has not been exercised by giving written notice to the Company.

If any other matters shall come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board does not know of any other matters that will be presented for action at the meeting.

By Order of the Board of Directors

March 31, 2005	Joseph J. Kadow

Exhibit A
OUTBACK STEAKHOUSE, INC.

AMENDED AND RESTATED MANAGING PARTNER STOCK PLAN

1. Purpose. The purpose of this Managing Partner Stock Plan ("Plan") is to provide long-term incentives to Managing Partners and Chef Partners of restaurants and other key employees of OUTBACK STEAKHOUSE, INC., a Delaware corporation (the "Corporation"), its subsidiaries and affiliated partnerships; to compensate existing Managing Partners, Chef Partners and other key employees for their efforts on behalf of the Corporation and its subsidiaries; to assist in retaining people of ability and initiative in professional, management and other key positions; and to induce such Managing Partners, Chef Partners and other key employees to refrain from competing with the Corporation and its subsidiaries. These purposes are intended to be achieved, in part, through the grant of shares of restricted stock ("Restricted Stock") and the grant of stock options ("Options"), some of which are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). If and to the extent that in connection with the grant of Options intended to qualify as such "Incentive Stock Options" this Plan shall not conform with a pertinent mandatory requirement under Section 422 or any related Treasury Regulation, then this Plan shall be deemed to have incorporated such a mandatory provision and shall be construed accordingly, notwithstanding any other provision contained in this Plan to the contrary.

2. Administration of the Plan. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Corporation or, at the Board's election, by the full Board.

The Committee shall have full power to interpret and administer the Plan and, subject to Section 4 hereof, full authority to select the eligible individuals to whom Restricted Stock and Options will be granted and to determine the amount of Restricted Stock and the type and amount of Options to be granted to each participant, the terms and conditions of Restricted Stock and Options granted under the Plan and the terms and conditions of the agreements which will be entered into with participants.

The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Restricted Stock or Options issued under the Plan (and any agreements relating thereto); to direct employees of the Corporation or other advisors to prepare such materials or perform such analysis as the Committee deems necessary or appropriate; and otherwise to supervise the administration of the Plan.

Any interpretation or administration of the Plan by the Committee, and all actions of the Committee, shall be final, binding and conclusive on the Corporation, its stockholders, subsidiaries, and all participants in the Plan, their respective legal representatives, successors and assigns, and upon all persons claiming under it through any of them. No member of the Board or of the Committee shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the Plan.

3. Shares Subject to this Plan. The total number of shares as to which Restricted Stock or Options may be granted pursuant to this Plan shall not exceed 7,500,000 shares of the Corporation's Common Stock, $.01 par value ("Common Stock"), except to the extent of adjustments authorized by Paragraph 7 of this Plan. The maximum number of shares of Restricted Stock or Common Stock for which Options may be granted to any one individual under the Plan during its term is 250,000, except to the extent of adjustments authorized by

Paragraph 5 of this Plan. Such Common Stock may be treasury shares or authorized but unissued shares or a combination of the foregoing. If any shares of Restricted Stock granted under this Plan are forfeited or an Option granted under this Plan expires or terminates for any reason other than its exercise, the forfeited, expired or terminated shares subject to such Restricted Stock or Option grant shall be available for the grant of other shares of Restricted Stock or Options to the same employee or other employees. The Committee will maintain records showing the cumulative total of number of shares of Restricted Stock and Common Stock subject to Options outstanding under the Plan.

4. Eligibility. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Restricted Stock and Options to Managing Partners, Chef Partners and other key salaried employees of the Corporation or any of its subsidiaries or affiliated partnerships (each a "Grantee") and may fix the number of shares to be covered by such grant; provided, however, no Restricted Stock or Options may be granted under this Plan to any Director or Officer of the Company or any of its subsidiaries or affiliated partnerships. Successive Restricted Stock and Options grants may be made to the same person whether or not the Restricted Stock first granted to such person remains unvested or whether or not the Option or Options first granted to such person remain unexercised.

5. Options.

(a). Type. Options granted under the Plan may be (i) options which are intended to qualify as incentive stock options under Section 422 of the Code ("Incentive Stock Options"); (ii) options which are not intended to qualify under Section 422 of the Code; or (iii) both of the foregoing if granted separately, not in tandem. No option granted under the Plan shall be an Incentive Stock Option unless the stock option agreement evidencing such option specifically states that the option is intended to be an Incentive Stock Option.

(b). Term of Option and Transferability. The term of each Option granted under the Plan shall be established by the Committee, but the term of Incentive Stock Options shall not exceed ten years from the date of grant; provided, however, that in the case of a Grantee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of its parent or subsidiary corporations at the time an Option which is intended to qualify as an Incentive Stock Option is granted, the term of such Option shall not exceed five years from the date of grant. No Option shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution. Options shall be exercisable during the Grantee's lifetime only by the Grantee or by his or her legal guardian or legal representative.

(c). Option Price and Payment. The Option price (which may not be less than fair market value, except that Options may be granted at an Option price determined by the weighted average of the closing prices of the Company's stock for the three calendar months preceding the month of grant) shall be established by the Committee, provided that in the case of an Option intended to qualify as an Incentive Stock Option the Option price shall be not less than the fair market value of the shares covered by the Option at the time the Option is granted (110% of such fair market value in the case of an Option intended to qualify as an Incentive Stock Option granted to an individual who, at the time the Option is granted, owns shares possessing more than 10% of the total combined voting power of all classes of shares of the Corporation, its parent or any of its subsidiaries). If Common Stock of the same class as the stock subject to Incentive Stock Options granted or to be granted hereunder are at any time traded on a national securities exchange, the term "fair market value" shall mean (i) the mean between the highest and lowest selling prices reported by the consolidated stock exchange network for such stock on the date as of which the determination is to be made; or (ii) if there are no sales of such Common Stock reported by the consolidated stock exchange network on such date, the mean between the highest and lowest reported selling prices on the consolidated stock exchange network on the nearest trading date before such date and on which there were such sales. If such shares of Common Stock are at any time traded only otherwise than on a national securities exchange, the term "fair market value" shall mean the mean between the bid and asked prices of the stock as reported by such sources as shall be, in the judgment of the Committee, appropriate evidence of such prices or, if quoted on NYSE, the mean between NYSE high and low selling prices, as of the close of business on the date for which a determination is being made. If there shall be no trading in such Common Stock at any time, then the term "fair market value" means the value per share of stock as determined by the Committee upon consideration of such financial and market data as the Committee may deem necessary and appropriate. The Option price shall be payable (i) in cash, (ii) by check acceptable to the Corporation, (iii) by delivery of Common Stock of the sale class of stock subject to the Option, or (iv) a combination of the above so that the sum of the fair market value of any such cash, check or Common Stock equals the Option price.

(d). Adjustments. The Committee shall make or provide for such adjustments in the Option price and in the number or kind of shares of Common Stock or other securities covered by outstanding Options as the Committee in its sole discretion, exercised in good faith, may determine are equitably required to prevent dilution or enlargement of the rights of Grantees that would otherwise result from (i) any share dividend, share split, combination of shares, issuance of rights or warrants to purchase shares, recapitalization or other change in the capital structure of the Corporation; (ii) any merger, consolidation, separation, reorganization or partial or complete liquidation; or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. The Committee shall not have the power to reduce the Option price for outstanding Options except in the case of transactions described in the preceding sentence. The Committee shall also make or provide for such adjustments in the number or kind of shares of Common Stock which may be sold under this Plan as the Committee in its sole discretion, exercised in good faith, may determine are appropriate to reflect any transaction or event described in this Section.

(e). Other Terms. Each grant of Options hereunder shall be evidenced by a stock option agreement. Each stock option agreement shall contain provisions established by the Committee setting forth the manner of exercise of such Option, whether the Option granted is intended to qualify or not to qualify as an Incentive Stock Option and such other terms and conditions not inconsistent herewith as shall be approved by the Committee.

6. Restricted Stock. With respect to Restricted Stock grants, the Committee may determine the price (if any) to be paid by the Grantee, the date or dates upon which the Restricted Stock will vest, the period or periods within which such Restricted Stock will be subject to forfeiture and other terms and conditions of the grant. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine in its sole discretion. No shares of Restricted Stock will be transferable during any period of restriction by a Grantee other than by will or the laws of descent and distribution.

Each grant of Restricted Stock hereunder shall be evidenced by a restricted stock agreement containing provisions established by the Committee. Each Grantee of Restricted Stock will receive a stock certificate in respect of those shares of Restricted Stock, or, in lieu of issuing stock certificates prior to vesting, an appropriate record in the name of the Grantee shall be made in the books of the Company's stock transfer agent The certificate will be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the grant; provided however that the Committee shall require that the stock certificates evidencing the Restricted Stock be held in custody of the Corporation until the restrictions thereon have lapsed and that, as a condition of any grant of Restricted Stock, the Grantee shall have delivered to the Corporation a stock power, endorsed in blank, relating to the shares evidenced by the grant. Except as set forth herein, a Grantee will have, with respect to shares of Restricted Stock granted, all of the rights of a shareholder of the Corporation, including the right to vote the Restricted Stock and the right to receive dividends.

7. Amendment. This Plan may be amended from time to time by the Board but, without further approval by the stockholders of the Corporation, no such amendment shall (i) increase the aggregate number of shares of Common Stock that may be issued and sold under this Plan (except to the extent authorized by Paragraph 5(d), (ii) change the designation in Paragraph 4 of the class of employees eligible to receive Options, or (iii) materially increase the benefits accruing to Grantees.

8. Time of Grant. The date of grant of Restricted Stock or Options under this Plan shall, for all purposes, be the date on which the Committee makes the determination to grant such Restricted Stock or Options. Notice of the determination shall be given to each employee to whom shares of Restricted Stock or Options are so granted within a reasonable time after the date of such grant.

9. Termination of Plan. This Plan shall be terminated and no further Restricted Stock or Options shall be granted hereunder as of the twentieth anniversary of the earlier date of (i) the date this Plan, as herein amended and restated, is adopted by the Board or (ii) the date this Plan, as herein amended and restated, is approved by the Company's stockholders.

10. General Provisions. Neither the adoption of this Plan nor its operation, nor any document describing or referring to this Plan or any part thereof, shall confer upon any Grantee any right to continue in the employ of the Corporation or an parent or subsidiary corporation, or shall in any way affect the right and power of the Corporation or any parent or subsidiary corporation to terminate the employment of any Grantee under the Plan at any time with or without assigning a reason therefore, to the same extent as the Corporation might have done if the Plan had not been adopted.

11. Compliance with Law and Approval of Regulatory Body. No Option shall be exercisable and no stock will be delivered under this Plan except in compliance with all applicable federal and state laws and regulations, including, without limitation, compliance with applicable withholding tax requirements, if any, and the rules of all domestic stock exchanges on which the Corporation may be listed. Any stock certificates issued to evidence Restricted Stock or stock as to which an Option is exercised may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, and no stock will be delivered under this Plan, until the Corporation has obtained such consent or approval from the regulatory body, federal or state, having jurisdiction over such matters as the Committee may deem advisable.

In the case of the exercise of an Option by a person or estate acquiring the right to exercise such Option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of such Option and may require such consents and releases of taxing authorities as the Committee may deem advisable.

ADMISSION TICKET

OUTBACK STEAKHOUSE, INC.

ANNUAL MEETING OF STOCKHOLDERS

APRIL 27, 2005 10:00 A.M.
A LA CARTE EVENT PAVILION
4050-B DANA SHORES DRIVE
TAMPA, FLORIDA 33634

ADMITS ONE STOCKHOLDER AND ONE GUEST

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . DETACH PROXY CARD HERE . . . . . . . . . . . . . . . . . . . . . . . . .

Sign, Date and Return
[ ] the Proxy Card Promptly Using [X]
the Enclosed Envelope. Votes Must Be Indicated
(x) in Black or Blue ink.

1. ELECTION OF DIRECTORS
FOR AGAINST ABSTAIN
FOR ALL [ ] WITHHOLD [ ] * EXCEPTIONS [ ]	2. Approve the amendment and [ ] [ ] [ ]
FOR ALL	restatement of the Company's
Managing Partner Stock Plan (the
"Plan") allowing for the grant of shares
Nominees: Robert D. Basham, W. R. Carey, Jr., General (Ret) Tommy Franks and Toby S.Wilt	of restricted Common Stock under the
Plan, but not increasing the number
of shares under the Plan.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, Mark the "Exceptions"
box and write that nominee's name in the in the space provided below.)

3 In their discretion to act on any other
*EXCEPTIONS:	business as may properly come before [ ] [ ] [ ]
the Annual Meeting or any adjournment
or postponement thereof.

Your signature on this Proxy form should be exactly as name appearing hereon. Persons signing as
executors, administrators, trustees and similar capacities should so indicate. For joint accounts in the name	__________ ______________________________________ _______________________
of each and similar joint owner should be signed.	Date Share Owner sign here Co-Owner sign here

OUTBACK STEAKHOUSE, INC.
2202 N. WEST SHORE BLVD., SUITE 500
TAMPA, FL 33607

COMMON STOCK PROXY

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 27, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Chris T. Sullivan, Robert S. Merritt and Joseph J. Kadow, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all the Common Stock of Outback Steakhouse, Inc. (the "Company"), which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at A la Carte Event Pavilion, 4050-B Dana Shores Drive, Tampa, Florida 33634, on Wednesday, April 27, 2005, at 10:00 a.m., Tampa time, and at any adjournments or postponements thereof, hereby revoking any and all proxies heretofore given, and authorizes and directs said Proxy holders to vote all the Common Stock of the Company represented by this Proxy as follows, with the understanding that if no directions are given below, said shares will be voted FOR the election of the four directors nominated by the Board of Directors and FOR the proposals set forth below.

(Continued, and to be executed and dated on the other side.)

OUTBACK STEAKHOUSE, INC.
To change your address, please mark this box [ ] P.O. BOX 11062 and indicate your new address below: NEW YORK, N.Y. 10203-0062